Exhibit 99.1


                    Kerr-McGee Reports Fourth-Quarter Results


     Oklahoma City, Jan. 29, 2003 - Kerr-McGee Corp. (NYSE: KMG) reports a fourth-quarter 2002 loss from continuing operations of $335.4 million ($3.34 per diluted common share), compared with a loss from continuing operations of $56.2 million (57 cents per share) for the 2001 fourth quarter. The 2002 fourth-quarter loss from continuing operations includes asset impairments of $380.7 million after taxes, provisions for exiting the forest products business
- net of operating income - totaling $11.3 million after taxes, and a charge of $7.7 million after taxes related to abandoned chemical engineering projects. Asset impairments include the previously announced after-tax noncash charge of $335 million related to the Leadon field in the United Kingdom North Sea.
     For the year 2002, the loss from continuing operations was $601.6 million ($5.99 per share), compared with income from continuing operations of $476.3 million ($4.65 per share) for 2001. The 2002 loss includes after-tax asset impairments of $561 million, the $146.4 million effect of a U.K. tax rate increase previously announced, litigation reserves of $46.8 million and environmental provisions, net of U.S. Department of Energy reimbursements, of $52.1 million.
     During the fourth quarter, the company completed the divestiture of certain oil and gas assets in the North Sea and onshore United States. The proceeds from asset sales totaled $291.7 million, which was primarily used for debt repayment. The company expects to complete the previously announced plan for divestiture of its discontinued operations in Kazakhstan and other remaining assets held for sale in the first six months of 2003.
     "We made substantial progress on our divestiture program of noncore oil and gas assets and on reducing debt," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "These moves enable us to further reduce our operating costs in 2003 and better focus our activities within our core operating areas.
     "We will continue to maintain an active capital and drilling program throughout this year," Corbett added. "Oil and gas production volumes are on track, and operating costs for both oil and gas and chemical operations are declining."

Operating Results
     The fourth-quarter operating loss was $472.9 million, compared with a $27.6 million loss for the 2001 fourth quarter. The exploration and production operating loss was $458.1 million, compared with operating profit of $60.4 million for the 2001 period. This variance was primarily due to asset impairments, higher exploration costs and lower crude oil sales volumes, partially offset by higher oil and gas sales prices and higher natural gas sales volumes. Costs of up to $15 million associated with exploration wells started in 2002 and currently drilling could be added to the fourth-quarter exploration expense, if determined unsuccessful, before Kerr-McGee files its 2002 financial statements with the Securities and Exchange Commission.
     Chemical's operating loss for the fourth quarter was $14.8 million, an improvement of $73.2 million over the fourth-quarter 2001 loss. The lower loss was due to higher titanium dioxide pigment sales volumes and lower costs per tonne in the 2002 fourth quarter. The 2001 operating results also included provisions for closure of a pigment plant in Belgium and asset impairments and severance costs totaling $79.7 million, compared with the 2002 provision for exiting the forest products business (net of operating profit) and the charges related to abandoned chemical engineering projects totaling $28.9 million.

Debt
     At Dec. 31, 2002, the company's debt totaled $3.9 billion. This is $670 million lower than at Dec. 31, 2001, primarily due to the use of proceeds from asset sales for debt repayment.

Oil and Gas Volumes and Prices
     Kerr-McGee's average daily oil production from continuing operations was 178,400 barrels per day in the fourth quarter. Adjusting for the impact of property divestitures, oil production from continuing operations was up about 15% from the corresponding 2001 period. Oil sales prices from continuing operations for the 2002 fourth quarter averaged $23.63, compared with $17.28 for the 2001 period. The fourth-quarter 2002 prices include the impact of the company's hedges.
     Daily sales of natural gas averaged 792 million cubic feet for the fourth quarter. Excluding the impact of property divestitures, gas sales from continuing operations were up about 15% from the same 2001 period. The average sales price for the 2002 fourth quarter was $3.49 per thousand cubic feet, compared with $2.48 for the 2001 period. The fourth-quarter 2002 prices include the impact of the company's hedges.

Sales and Capital Expenditures
     Sales from continuing operations for the fourth quarter totaled $985.1 million, compared with $740.7 million for the same 2001 period.
     Capital expenditures were $336.8 million for the fourth quarter, down from the $470.6 million spent in the 2001 fourth quarter.

Hedging Program for 2003
     As of Jan. 28, 2003, the company had hedged a portion of its 2003 oil and gas production to increase the predictability of its cash flow and to support capital projects. The hedging transactions are in the form of fixed price swaps and costless collars as follows:

Contract Type                               Period            Avg. Price              Daily Volume
-------------                               ------            ----------              ------------
                                                               ($/MMBtu)                (MMBtu)
                                                               ---------                -------
Natural Gas
     Fixed-price swaps (NYMEX)              2003                $ 4.00                  310,000
     Costless collars (NYMEX)               2003            $3.50 - $5.26                65,000
     Basis hedges - gas                     Q1 2003             $ 0.53                  135,000
                                            Q2,3,4 2003         $ 0.36                   65,000

Oil                                                             ($/Bbl)                (Barrels)
                                                                -------                ---------
     Fixed-price swaps (WTI)                Q1 2003             $27.40                   57,000
                                            Q2,3,4 2003         $26.00                   35,000
     Fixed-price swaps (Brent)              Q1 2003             $25.71                   55,000
                                            Q2,3,4 2003         $25.00                   45,000

     Kerr-McGee will hold its quarterly earnings conference call today at 10 a.m. Central Time (11 a.m. Eastern Time). The call will be webcast live on the Internet. Please go to the link on the Kerr-McGee home page (www.kerr-mcgee.com). The webcast will be available for 14 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.

                                      # # #

     (Statements in this news release regarding the company's or management's intentions, beliefs or expectations, or that otherwise speak to future events, including future growth, reductions in operating costs, future drilling activity, and production volume estimates, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, drilling risks, the market value of Kerr-McGee's products, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee's businesses supply raw materials, general economic conditions, and other factors and risks discussed in the company's Securities and Exchange Commission filings. Actual results and developments may differ materially from those expressed or implied in this news release.)


Media Contact:        Debbie Schramm
                      Direct - 405-270-2877
                      Pager - 1-888-734-8294
                      dschramm@kmg.com

Investor Contacts:    Rick Buterbaugh                   Joy LaBar
                      405-270-3561                      405-270-2262





                            KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                              (Unaudited)

                                                          Fourth Quarter Ended     Twelve Months Ended
                                                              December 31,             December 31,
                                                          ---------------------    ---------------------
(Millions of dollars, except per-share amounts)             2002      2001 (a)       2002      2001 (a)
                                                          ---------  ----------    ---------  ----------
Consolidated Statement of Income
--------------------------------
Sales                                                      $ 985.1     $ 740.7     $3,700.0    $3,565.9
                                                          ---------  ----------    ---------  ----------
Costs and Expenses -
Costs and operating expenses                                 393.7       376.2      1,549.9     1,309.1
General and administrative expenses                           74.9        66.5        313.0       228.0
Shipping and handling expenses                                38.6        26.6        124.9       111.2
Depreciation and depletion                                   205.1       210.6        780.5       713.1
Asset impairment                                             639.6        15.7        821.1        76.2
Exploration, including dry holes and amortization of
  undeveloped leases                                         109.5        72.2        258.4       209.6
Taxes, other than income taxes                                20.9        25.7        104.3       114.1
Provision for environmental remediation and restoration,
  net of reimbursements                                        9.7           -         80.1        82.1
Interest and debt expense                                     67.3        65.3        275.0       194.8
                                                          ---------  ----------    ---------  ----------
Total Costs and Expenses                                   1,559.3       858.8      4,307.2     3,038.2
                                                          ---------  ----------    ---------  ----------
                                                            (574.2)     (118.1)      (607.2)      527.7
Other Income (Expense)                                        17.4        26.2        (34.6)      223.9
                                                          ---------  ----------    ---------  ----------
Income (Loss) before Income Taxes                           (556.8)      (91.9)      (641.8)      751.6
Taxes on Income                                              221.4        35.7         40.2      (275.3)
                                                          ---------  ----------    ---------  ----------
Income (Loss) from Continuing Operations                    (335.4)      (56.2)      (601.6)      476.3
Discontinued Operations, net of taxes                         (1.6)        6.6        125.7        30.4
Cumulative Effect of Change in Accounting Principle,
  net of taxes                                                   -           -            -       (20.3)
                                                          ---------  ----------    ---------  ----------
Net Income (Loss)                                          $(337.0)    $ (49.6)     $(475.9)    $ 486.4
                                                          =========  ==========    =========  ==========

Net Income (Loss) per Common Share -
  Basic -
   Continuing operations                                     (3.34)      (0.57)       (5.99)       4.91
   Discontinued operations                                   (0.02)       0.07         1.25        0.31
   Accounting change                                             -           -            -       (0.21)
                                                          ---------  ----------    ---------  ----------
   Net income (loss)                                       $ (3.36)    $ (0.50)     $ (4.74)     $ 5.01
                                                          =========  ==========    =========  ==========
  Diluted -
   Continuing operations                                     (3.34)      (0.57)       (5.99)       4.65
   Discontinued operations                                   (0.02)       0.07         1.25        0.28
   Accounting change                                             -           -            -       (0.19)
                                                          ---------  ----------    ---------  ----------
   Net income (loss)                                       $ (3.36)    $ (0.50)     $ (4.74)     $ 4.74
                                                          =========  ==========    =========  ==========

Thousands of Common Shares Outstanding -
  End of period                                                                     100,384     100,185
  Average                                                  100,379     100,186      100,330      97,106
  Average - including dilution                             100,379     100,186      100,330     107,111

(a) Presentation of the 2001 amounts has been changed to be consistent with the presentation of the Kazakhstan, Indonesian and Australian oil and gas operations discontinued in 2002.

                            KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                              (Unaudited)

                                                          Fourth Quarter Ended     Twelve Months Ended
                                                              December 31,             December 31,
                                                          ---------------------    ---------------------
(Millions of dollars)                                       2002      2001 (a)       2002      2001 (a)
                                                          ---------  ----------    ---------  ----------
Segment Information
-------------------
Sales
  Exploration and production                               $ 690.6     $ 485.9     $2,504.4    $2,439.1
  Chemicals - Pigment                                        246.2       203.1        994.3       930.7
  Chemicals - Other                                           48.1        51.5        201.0       195.7
                                                          ---------  ----------    ---------  ----------
                                                             984.9       740.5      3,699.7     3,565.5
  All other                                                    0.2         0.2          0.3         0.4
                                                          ---------  ----------    ---------  ----------
    Total                                                  $ 985.1     $ 740.7     $3,700.0    $3,565.9
                                                          =========  ==========    =========  ==========

Operating Profit
  Exploration and production -
    Domestic (includes $1.6 and $20.5 losses
      ($1.0 and $13.3 after tax) in the 2002
      fourth quarter and twelve months, respectively
      and $13.4 and $24.1 losses ($8.6 and $15.6 after
      tax) in the 2001 fourth quarter and twelve months,
      respectively for non-hedge derivatives)              $ 190.9      $ 70.8      $ 592.3     $ 763.0
    North Sea                                                 96.7        59.2        342.2       395.1
    Other international                                        3.4         2.6         20.2        20.9
    Asset impairment                                        (639.6)          -       (821.1)      (47.3)
                                                          ---------  ----------    ---------  ----------
       Total Production Operations                          (348.6)      132.6        133.6     1,131.7
    Exploration expense                                     (109.5)      (72.2)      (258.3)     (209.5)
                                                          ---------  ----------    ---------  ----------
                                                            (458.1)       60.4       (124.7)      922.2
                                                          ---------  ----------    ---------  ----------
  Chemicals -
    Pigment                                                    3.6       (88.1)        24.3       (22.3)
    Other                                                    (18.4)        0.1        (23.6)      (16.4)
                                                          ---------  ----------    ---------  ----------
                                                             (14.8)      (88.0)         0.7       (38.7)
                                                          ---------  ----------    ---------  ----------
       Total                                                (472.9)      (27.6)      (124.0)      883.5
Net Interest Expense                                         (65.6)      (63.9)      (270.2)     (185.1)
Loss from Equity Affiliates                                   (4.0)       (1.0)       (24.5)       (4.6)
Derivatives and Devon Stock Revaluation (b)                   16.0        13.8         35.8        43.6
Foreign Currency Gains (Losses)                                0.5         8.6        (38.4)        2.9
Unrealized Gain on Stock Reclassified to Trading
  Securities                                                     -           -            -       181.4
Environmental Expenses, Net of Reimbursements                 (2.0)          -        (50.0)      (82.1)
Other Expense                                                (28.8)      (21.8)      (170.5)      (88.0)
Taxes on Income                                              221.4        35.7         40.2      (275.3)
                                                          ---------  ----------    ---------  ----------
Income from Continuing Operations                           (335.4)      (56.2)      (601.6)      476.3
Discontinued Operations, net of taxes                         (1.6)        6.6        125.7        30.4
Cumulative Effect of Change in Accounting Principle,
  net of taxes                                                   -           -            -       (20.3)
                                                          ---------  ----------    ---------  ----------
Net Income (Loss)                                          $(337.0)    $ (49.6)     $(475.9)    $ 486.4
                                                          =========  ==========    =========  ==========

Net Operating Profit
  Exploration and production                               $(261.3)     $ 40.4      $(259.9)    $ 580.3
  Chemicals - Pigment                                         (2.1)      (58.6)        13.2       (12.0)
  Chemicals - Other                                          (11.7)          -        (15.3)      (10.7)
                                                          ---------  ----------    ---------  ----------
    Total                                                   (275.1)      (18.2)      (262.0)      557.6
Net Interest Expense                                         (42.3)      (41.0)      (175.0)     (119.2)
Loss from Equity Affiliates                                   (2.6)       (0.7)       (15.9)       (3.0)
Derivatives and Devon Stock Revaluation (b)                   10.4         8.9         23.3        28.3
Foreign Currency Gains (Losses)                               (3.0)        8.5        (32.8)        5.2
Unrealized Gain on Stock Reclassified to Trading
  Securities                                                     -           -            -       117.9
Environmental Expenses, Net of Reimbursements                 (1.3)          -        (32.5)      (53.4)
Other Expense                                                (21.5)      (13.7)      (106.7)      (57.1)
Discontinued Operations, net of taxes                         (1.6)        6.6        125.7        30.4
Cumulative Effect of Change in Accounting Principle,
  net of taxes                                                   -           -            -       (20.3)
                                                          ---------  ----------    ---------  ----------
Net Income (Loss)                                          $(337.0)    $ (49.6)     $(475.9)    $ 486.4
                                                          =========  ==========    =========  ==========


(a) Presentation of the 2001 amounts has been changed to be consistent with the presentation of the Kazakhstan, Indonesian and Australian oil and gas operations discontinued in 2002.
(b) Includes non-hedge derivatives that are not part of operating profit.

                            KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                              (Unaudited)

                                                          Fourth Quarter Ended     Twelve Months Ended
                                                              December 31,             December 31,
                                                          ---------------------    ---------------------
(Millions of dollars)                                       2002      2001 (a)       2002      2001 (a)
                                                          ---------  ----------    ---------  ----------
Selected Exploration and Production Information
-----------------------------------------------
Production Costs -
  Lease operating expense                                  $ 109.1     $ 101.5      $ 447.6     $ 368.0
  Abandonment                                                 13.2         8.2         39.9        34.3
  Production taxes                                            12.6        16.0         67.2        73.6
                                                          ---------  ----------    ---------  ----------
    Total                                                    134.9       125.7        554.7       475.9
Depreciation and Depletion                                   157.0       165.1        650.6       584.8
Asset Impairment                                             639.6           -        821.1        47.3
General and Administrative Expense                            27.3        21.0         86.9        71.8
Gathering and Transportation Expense                          27.3        18.6         84.6        71.2
Gas Gathering, Pipeline and Other Expenses                    53.1        22.9        172.9        56.4
Exploration Expense                                          109.5        72.2        258.3       209.5
                                                          ---------  ----------    ---------  ----------
    Total                                                 $1,148.7     $ 425.5     $2,629.1    $1,516.9
                                                          =========  ==========    =========  ==========

Other Information, Net of Income Taxes
--------------------------------------
Commodity and Other Derivatives and Devon
  Stock Revaluation                                          $ 9.4       $ 0.3       $ 10.0      $ 12.7
Foreign Currency Gains (Losses)                               (3.0)        8.5        (32.8)        5.2
Effect of U.K. Tax Law Change                                    -           -       (146.4)          -
Asset Impairment                                            (380.7)       (9.5)      (561.0)      (51.2)
Litigation Reserve                                               -           -        (46.8)          -
Unrealized Gain on Stock Reclassified to Trading
  Securities                                                     -           -            -       117.9
Costs Related to Former Operations                               -       (19.2)           -       (26.8)
Writedown of Engineering Services                             (7.7)          -         (7.7)          -
Environmental Expenses, Net of Reimbursements                 (6.2)          -        (52.1)      (53.4)
Forest Products Provisions and Other Similar Items            (3.2)      (21.4)        (0.1)      (19.4)
                                                          ---------  ----------    ---------  ----------
    Total                                                  $(391.4)    $ (41.3)     $(836.9)    $ (15.0)
                                                          =========  ==========    =========  ==========

Selected Balance Sheet Information
----------------------------------
Cash                                                                                 $ 89.9      $ 91.3
Current Assets                                                                      1,291.9     1,367.5
Total Assets                                                                        9,920.3    10,960.9
Current Liabilities                                                                 1,584.1     1,175.3
Total Debt                                                                          3,903.9     4,574.2
Stockholders' Equity                                                                2,528.7     3,174.1

Selected Cash Flow Information
------------------------------
Cash Provided by Operating Activities                      $ 405.9     $ (70.4)    $1,448.4    $1,143.4
Depreciation, Depletion and Amortization
  (including asset impairment)                               869.0       245.5      1,706.7       855.7
Dividends Paid                                                45.1        45.1        180.5       173.0
Capital Expenditures (including dry hole expense) -
  Exploration and production                                 280.6       405.9      1,100.6     1,627.7
  Chemicals - Pigment                                         25.5        34.1         78.4       139.1
  Chemicals - Other                                            0.9         4.3          7.6        13.8
                                                          ---------  ----------    ---------  ----------
                                                             307.0       444.3      1,186.6     1,780.6
  All other                                                   29.8        26.3         85.2        82.8
                                                          ---------  ----------    ---------  ----------
    Total                                                  $ 336.8     $ 470.6     $1,271.8    $1,863.4
                                                          =========  ==========    =========  ==========

(a) Presentation of the 2001 amounts has been changed to be consistent with the presentation of the Kazakhstan, Indonesian and Australian oil and gas operations discontinued in 2002.

                            KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES
                                              (Unaudited)

                                                          Fourth Quarter Ended     Twelve Months Ended
                                                              December 31,             December 31,
                                                          ---------------------    ---------------------
                                                            2002      2001 (a)       2002      2001 (a)
                                                          ---------  ----------    ---------  ----------


Crude oil & condensate production (thousands of bbls/day)
  Domestic -
    Offshore                                                  52.6        47.1         52.7        53.6
    Onshore                                                   26.0        32.1         28.6        24.1
  North Sea                                                   96.4       105.1        102.8       101.9
  Other International                                          3.4        10.3          7.2         9.3
                                                          ---------  ----------    ---------  ----------
    Total Continuing Operations                              178.4       194.6        191.3       188.9
  Discontinued Operations                                      3.5         9.9          5.2         8.9
                                                          ---------  ----------    ---------  ----------
    Total                                                    181.9       204.5        196.5       197.8
                                                          =========  ==========    =========  ==========

Average price of crude oil sold (per bbl)
  Domestic -
    Offshore                                               $ 22.99     $ 16.64      $ 21.58     $ 21.90
    Onshore                                                  23.16       17.29        21.50       22.39
  North Sea                                                  23.90       17.73        22.41       23.23
  Other International                                        29.56       15.59        22.36       20.28
    Average for Continuing Operations                        23.63       17.28        22.04       22.60
    Discontinued Operations                                $ 22.17     $ 16.98      $ 20.02     $ 22.05

Natural gas sold (MMCF/day)
  Domestic -
    Offshore                                                   291         246          273         274
    Onshore                                                    394         386          386         259
  North Sea                                                    107          62          101          63
                                                          ---------  ----------    ---------  ----------
    Total                                                      792         694          760         596
                                                          =========  ==========    =========  ==========

Average price of natural gas sold (per MCF)
  Domestic -
    Offshore                                                $ 3.79      $ 2.46       $ 3.23      $ 4.39
    Onshore                                                   3.44        2.40         2.91        3.57
  North Sea                                                   2.85        3.03         2.35        2.46
    Average                                                 $ 3.49      $ 2.48       $ 2.95      $ 3.83

Gross worldwide titanium dioxide pigment production
  (thousands of metric tonnes)                                 135         113          508         483


(a) Presentation of the 2001 amounts has been changed to be consistent with the presentation of the Kazakhstan, Indonesian and Australian oil and gas operations discontinued in 2002.